UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
November 28, 2007
US Airways Group, Inc.
(Commission file number: 1-8444)
(Exact Name of Registrant as specified in its charter)

Delaware	54-1194634
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)

(480) 693-0800
(Registrant’s telephone number, including area code)
US Airways, Inc.
(Commission file number: 1-8442)
(Exact Name of Registrant as specified in its charter)

Delaware	53-0218143
(State of Incorporation of the registrant)	(I.R.S. Employer Identification No.)
111 West Rio Salado Parkway, Tempe, Arizona 85281
(Address of principal executive offices)

(480) 693-0800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amended and Restated Employment Agreement for W. Douglas Parker
     On November 28, 2007, the Company entered into an Amended and Restated Employment Agreement with its Chief Executive Officer, W. Douglas Parker. The agreement amends and restates his current employment agreement dated as of February 24, 2004, which is described in the Company’s Annual Proxy Statement on Schedule 14A filed on April 16, 2007 in connection with the Company’s 2007 Annual Meeting of Stockholders. The significant amendments in the amended and restated agreement are as follows:
•	Extension of the term of the agreement for three years to December 31, 2011.

•	Conforming the definition of “change in control” to the one used in the Executive Change in Control Agreements described below.

•	Providing for a lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for Mr. Parker and his eligible dependents, less the cost of such benefits for an active employee for 24 months, plus a tax gross-up for the lump sum payment. This benefit replaces the requirement under the original agreement to provide 24 months of continued coverage for Mr. Parker and his dependents under the Company’s programs.

•	Elimination of Mr. Parker’s car allowance.

•	Addition of a requirement that Mr. Parker enter into a general waiver and release following termination of employment prior to the payment of any benefits under the agreement.

•	Updating the agreement to reflect the corporate structure following the merger between US Airways Group and America West Holdings Corporation.

•	Revisions to bring the agreement into compliance with Section 409A of the Internal Revenue Code.
     Executive Change of Control Agreements
     On November 28, 2007, US Airways Group, Inc. (“US Airways Group”) and US Airways, Inc. (“US Airways,” and together with US Airways Group, the “Company”) entered into Executive Change in Control Agreements with J. Scott Kirby, the Company’s President, Robert Isom, the Company’s Executive Vice President and Chief Operating Officer, Derek J. Kerr, the Company’s Senior Vice President and Chief Financial Officer, C.A. Howlett, the Company’s Senior Vice President — Public Affairs, and Elise R. Eberwein, the Company’s Senior Vice President — People, Communication and Culture. These agreements have an initial term of two years and automatically renew for successive two year terms unless the Company provides at least 180 days advance written notice to the executive.
     The agreements provide benefits to the executives upon termination of employment by the Company for any reason other than “misconduct” or disability or by the executive with “good reason,” in each case within 24 months following a change of control, or, subject to certain conditions described below, prior to a change of control in contemplation of that change of control. “Change of control” is generally defined under the agreements as turnover of a majority the board of directors within a 12-month period; a merger, consolidation, reorganization or acquisition involving 50% or more of the voting power of the Company; or liquidation or disposal of all or substantially all of the Company’s assets. “Misconduct” is defined to generally include, subject to notice and a limited cure period in certain circumstances, the failure of the executive to perform his or her duties, the commission by the executive of certain acts that are harmful to the Company, or breaches by the executive of Company policies or agreements with the Company, including the Executive Change in Control Agreement. “Good reason” is generally defined under the agreements as the occurrence, without the executive’s consent, of material adverse changes in the executive’s pay, position, function, duties or responsibilities; relocation outside of the metropolitan area in which the executive is based; or the Company’s failure to perform material obligations it owes to the executive. For the executive to terminate the agreement for good reason, he or she must do so within 90 days of the triggering event and after giving the Company notice and an opportunity to cure the failure.
     Conditions on Payment and Offsets
     As a condition of receiving benefits under the agreement, the executive must to sign a general waiver and release of claims against the Company and related parties. In addition, any benefits under the agreement may be reduced by any other severance benefits or other benefits the Company must pay in connection with the executive’s termination. Furthermore, the executive’s benefits under the agreement will terminate immediately and the executive may be required to reimburse the Company for amounts paid under the agreement if the executive (i) violates any proprietary information or confidentiality obligation to the Company, (ii) solicits Company employees within one year of termination, (iii) makes any untrue or disparaging statement or criticism of the Company within five years of termination, or (iv) fails to return all Company property.
     Termination Benefits
     Upon termination within 24 months of a change of control under the conditions described above, the covered executive is entitled to receive:
•	A payment equal to two times the greater of the executive’s then-current annual base salary or the annual base salary immediately preceding a change in control.

•	For Messrs. Kirby and Isom, a payment equal to 200% of, and, as to the other executives, a payment equal to 100% of the greater of (i) the executive’s then-current target incentive award under the Company’s annual cash incentive program or (ii) the executive’s actual incentive award under the annual cash incentive program for the immediately preceding year.

•	For Messrs. Kirby and Isom, a payment equal to 200% of and, as to the other executives, a payment equal to 100% of the executive’s target award under our Performance-Based Award Program.

•	A lump sum payment equal to the value of 24 months of COBRA continuation coverage premiums for healthcare benefits for the executive and eligible dependents.

•	Extended exercisability of all vested stock options for 18 months following the executive’s termination of employment, but not beyond the maximum term of the options.

•	In certain circumstances, a tax gross-up payment in an amount that will have an after-tax value equal to taxes that are imposed if any severance payments due the executive are considered to be “excess parachute payments” subject to excise tax under Section 4999 of the Internal Revenue Code.

•	All accrued but unpaid salary and other benefits through the termination date and, except as to termination for misconduct, any unpaid bonus under the Company’s annual cash incentive program with respect to any fiscal year completed prior to termination.
     In addition to the termination payments following a change of control, the agreements provide that upon a change of control, the executive’s stock awards will become fully vested and exercisable and the executive will be entitled to lifetime top priority, first class, positive space travel privileges for the executive and his or her dependents.
     The agreements also provide that termination benefits are to be provided to an executive who has been terminated for any reason other than misconduct or disability prior to a change in control if the executive can reasonably demonstrate that the termination was at the request of a third party who was taking steps to effect that change in control or that termination otherwise occurred in contemplation of the change in control. The benefits and payments provided in these circumstances are identical to those described above except that (i) payments and benefits due upon the change in control are offset by any amounts received as a result of the executive’s termination prior to the change in control and (ii) instead of extended exercisability of stock awards and acceleration of equity vesting, the executive will receive an amount equal to the intrinsic value of any stock award (other than exercisable grants) forfeited at the time of termination that would have vested on the change in control, based on the value of the award as of the date of the change in control, and, as to exercisable grants, the difference between that stock award’s exercise price and the value of the stock underlying the award on the date of the change in control.
     The descriptions of the Amended and Restated Employment Agreement and the Executive Change in Control Agreements are qualified in their entirety by the terms of the actual agreements, which are attached hereto as Exhibits 10.1 through 10.4 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated as of November 28, 2007 by and among US Airways Group, Inc., US Airways, Inc. and W. Douglas Parker. †

10.2	Form of Executive Change in Control Agreement for Presidents.†

10.3	Form of Executive Change in Control Agreement for Executive Vice Presidents.†

10.4	Form of Executive Change in Control Agreement for Senior Vice Presidents. †

†	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc. (REGISTRANT)
Date: November 29, 2007	By:	/s/ Janet Dhillon
Janet Dhillon
Senior Vice President and General Counsel

US Airways, Inc. (REGISTRANT)
Date: November 29, 2007	By:	/s/ Janet Dhillon
Janet Dhillon
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement dated as of November 28, 2007 by and among US Airways Group, Inc., US Airways, Inc. and W. Douglas Parker.†

10.2	Form of Executive Change in Control Agreement for Presidents.†

10.3	Form of Executive Change in Control Agreement for Executive Vice Presidents.†

10.4	Form of Executive Change in Control Agreement for Senior Vice Presidents. †

†	Management contract or compensatory plan or arrangement.